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                                                                    EXHIBIT 23.1

            [Letterhead of PricewaterhouseCoopers LLP appears here]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
BGF Industries, Inc.

We consent to the inclusion in this pre-effective amendment no. 3 to the registration statement on Form S-4 (Registration No. 333-72321) of our report dated February 26, 1999, on our audits of the financial statements and financial statement schedules of BGF Industries, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial and Operating Information."


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Greensboro, North Carolina
June 17, 1999